Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2012, with respect to the consolidated financial statements of Sealy Northwest Atlanta Partners, L.P., which report appears in the Annual Report on Form 10-K for the year ended December 31, 2011 of Winthrop Realty Trust.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
September 14, 2012